                                                                  EXHIBIT 99
--------------------------------------------------------------------------------
Investor Release
--------------------------------------------------------------------------------
  FOR IMMEDIATE RELEASE                      FOR MORE INFORMATION CONTACT:
  ---------------------                      ----------------------------
  07/24/01                                   Investors: Mary Healy, 630-623-6429
                                             Media: Anna Rozenich, 630-623-7316

                                             FOR ACCESS TO CONFERENCE CALL:
                                             ------------------------------
                                             When: 10:00 a.m. CT,
                                             Tuesday, July 24, 2001
                                             Where: http://www.mcdonalds.com

                       McDONALD'S REPORTS GLOBAL RESULTS
                       ---------------------------------

  OAK BROOK, IL -- McDonald's Corporation today announced global results for the six months and quarter ended June 30, 2001.

  . Systemwide sales increased 5% for the six months and 4% for the quarter in constant currencies.

  . Sales increased in all segments for the six months: 2% in the U.S. and, in constant currencies, 10% in Latin America, 6% in Asia/Pacific and 3% in Europe.

  . Revenues increased 9% for the six months and 8% for the quarter in constant currencies.

  . Diluted net income per common share was 34 cents for the quarter, 35 cents in constant currencies.

  .  The Company repurchased $738 million of stock during the six months.

----------------------------------------------------------------------------------------------
Key highlights - Consolidated
Dollars in millions, except per common                                        Percent
share data                                                              Increase/(Decrease)
----------------------------------------------------------------------------------------------
                                                                              As      Constant
Six months ended June 30                         2001         2000      Reported     Currency*
----------------------------------------------------------------------------------------------
Systemwide sales                            $19,888.5    $19,744.3            1            5
----------------------------------------------------------------------------------------------
Total revenues                                7,219.2      6,904.4            5            9
----------------------------------------------------------------------------------------------
Operating income                              1,467.7      1,644.9          (11)          (7)
----------------------------------------------------------------------------------------------
Net income                                      819.2        976.8          (16)         (12)
----------------------------------------------------------------------------------------------
Net income per common share - diluted             .62          .71          (13)          (8)
----------------------------------------------------------------------------------------------
Quarters ended June 30
----------------------------------------------------------------------------------------------
Systemwide sales                            $10,238.8    $10,237.6            -            4
----------------------------------------------------------------------------------------------
Total revenues                                3,707.5      3,560.6            4            8
----------------------------------------------------------------------------------------------
Operating income                                772.5        876.3          (12)          (8)
----------------------------------------------------------------------------------------------
Net income                                      440.9        525.9          (16)         (13)
----------------------------------------------------------------------------------------------
Net income per common share - diluted             .34          .39          (13)         (10)
----------------------------------------------------------------------------------------------

* Information in constant currencies excludes the effect of foreign currency translation on reported results, except for hyperinflationary economies, such as Russia, whose functional currency is the U.S. Dollar.

SUMMARY COMMENTARY

Chairman and Chief Executive Officer Jack M. Greenberg said, "McDonald's reported earnings per share of 34 cents for the quarter, in line with guidance issued last month. In constant currencies, earnings per share was 35 cents; Systemwide sales increased 4%; and revenues increased 8%.

     "While these results are below trendline, we are encouraged by improved performance in Europe, where we saw sequential improvement in comparable sales throughout the quarter. France led the segment with positive comparable sales for each of the past four months. We've seen progress, but there are still consumer concerns about the safety of the European beef supply in certain markets. Therefore, we continue to proactively communicate our very high safety and quality standards, as well as promote menu variety and value. We are hopeful that the worst is behind us and Europe's results will continue to improve.

     "In the U.S., we faced tough comparisons with last year's Teenie Beanie Babies promotion, which was the fourth most successful Happy Meal in our history. Looking forward, we are excited about our New Tastes Menu and believe our renewed emphasis on food taste, variety and improving operations will drive customer visits and sales.

     "Our Asia/Pacific segment delivered a 9% sales increase in constant currencies for the quarter, primarily due to expansion. McDonald's Japan, our largest market in this segment, will have an initial public offering (IPO) on July 26. After the IPO, McDonald's will retain 50% ownership in McDonald's Japan. Our partner, Den Fujita, and his family, will own approximately 26% and he will continue to actively manage the business. As a result of this transaction, McDonald's will record a gain of approximately $130 million in third quarter 2001, to reflect an increase in the carrying value of our investment, as a result of the cash proceeds from the IPO.

     "While this has been a tough six months, we are intent upon improving the business by building comparable sales around the world through improved operations, effective marketing and menu development. And we continue to focus on controlling costs to improve profitability. To that end, we are in the process of reviewing approximately 250 underperforming restaurants for possible closing. These restaurants are primarily located in certain emerging markets. We expect this will result in charges to earnings in the second half of the year.

     "We remain confident in our business fundamentals and expect to post significantly stronger results in the second half. Accordingly, our previously stated outlook, for relatively flat constant currency earnings per share for the year, remains the same."

OPERATING RESULTS

The Company operates in the food service industry and primarily operates quick-service restaurant businesses under the McDonald's brand. To capture additional meal occasions, the Company also operates other restaurant concepts: Aroma Cafe, Boston Market, Chipotle Mexican Grill and Donatos Pizza. Collectively these four businesses are referred to as "Partner Brands." In addition, McDonald's has a minority ownership in Pret A Manger.

Impact of Foreign Currencies on Reported Results

     While changing foreign currencies affect reported results, McDonald's lessens exposures, where practical, by financing in local currencies, hedging certain foreign-denominated cash flows and by purchasing goods and services in local currencies.

     Reported results for the six months and quarter were negatively affected by foreign currency translation primarily due to the weaker Euro, British Pound, Japanese Yen, Australian Dollar and the Brazilian Real.

Systemwide Sales and Revenues
     Systemwide sales represent sales by Company-operated, franchised and affiliated restaurants. Total revenues include sales by Company-operated restaurants and fees from restaurants operated by franchisees and affiliates. These fees include rent, service fees and royalties that are based on a percent of sales, with specified minimum payments along with initial fees.

Systemwide sales
                                                               Percent
Dollars in millions                                      Increase/(Decrease)
--------------------------------------------------------------------------------
                                                              As      Constant
Six months ended June 30        2001         2000       Reported     Currency*
--------------------------------------------------------------------------------
U.S.                       $ 9,865.1    $ 9,697.5             2            n/a
--------------------------------------------------------------------------------
Europe                       4,449.4      4,632.5            (4)             3
--------------------------------------------------------------------------------
Asia/Pacific                 3,322.7      3,481.9            (5)             6
--------------------------------------------------------------------------------
Latin America                  887.0        863.6             3             10
--------------------------------------------------------------------------------
Other**                      1,364.3      1,068.8            28             32
--------------------------------------------------------------------------------
Total Systemwide sales     $19,888.5    $19,744.3             1              5
--------------------------------------------------------------------------------
Quarters ended June 30
--------------------------------------------------------------------------------
U.S.                       $ 5,188.6    $ 5,192.5             -            n/a
--------------------------------------------------------------------------------
Europe                       2,271.2      2,326.8            (2)             4
--------------------------------------------------------------------------------
Asia/Pacific                 1,635.2      1,696.3            (4)             9
--------------------------------------------------------------------------------
Latin America                  431.7        429.5             1             10
--------------------------------------------------------------------------------
Other**                        712.1        592.5            20             24
--------------------------------------------------------------------------------
Total Systemwide sales     $10,238.8    $10,237.6             -              4
--------------------------------------------------------------------------------
 *  Excluding the effect of foreign currency translation on reported results.
** Includes Systemwide sales for Partner Brands in 2001 of $467.7 million for the six months and $242.1 million for the quarter. In 2000, Systemwide sales for Partner Brands were $159.2 million for the six months and $111.8 million for the quarter.
n/a Not applicable

     On a global basis, the increases in sales and revenues for the six months and quarter were primarily due to restaurant expansion and the acquisition of Boston Market in the second quarter 2000, partly offset by negative comparable sales. Foreign currency translation had a negative effect on the growth rates for both Systemwide sales and revenues for the six months and quarter. On a constant currency basis, revenues increased at a higher rate than sales for both periods primarily due to the acquisition of Boston Market restaurants, which are all Company-operated, and an increase in the royalty percent received from our Japanese affiliate, effective January 1, 2001.

     U.S. sales increased 2% for the six months and were flat for the quarter. The growth for the six months was due to expansion, partly offset by negative comparable sales. Both periods were negatively impacted by the difficult comparison with the successful June 2000 Teenie Beanie Babies promotion.

     In Europe, Asia/Pacific and Latin America, constant currency sales increased for the six months and quarter due to expansion, partly offset by negative comparable sales.

     In Europe, France and the U.K. were primary contributors to the sales growth for the quarter and six months. Also, the Netherlands and Russia delivered strong performances in both periods. Comparable sales continued to be affected by consumer confidence issues regarding the European beef supply in certain markets. Sales trends are improving in several markets, most notably France, which had positive comparable sales in each month from March through June. We expect the impact from the concerns regarding European beef will continue to lessen as the year progresses.

     In Asia/Pacific, the six months and quarter benefited from positive comparable sales in China and strong results in several Southeast Asia markets. Japan also contributed significantly to the increases for both periods. Weak consumer spending in Australia, partly due to the goods and services tax introduced in July 2000, continued to negatively impact sales growth. As we pass the anniversary of the introduction of the tax, our comparisons become easier; however, consumer spending remains weak in Australia.

     In Latin America, expansion and positive comparable sales in Mexico for the six months and quarter and in Brazil for the six months were the primary contributors to the sales increases. Weak consumer spending continued to negatively affect most markets in this segment.

     In the Other segment, the increases for the six months and quarter were primarily driven by Canada and the Partner Brands.

Combined Operating Margins

     The following combined operating margin information represents margins for McDonald's restaurant business only.

------------------------------------------------------------------------------------------------------
Combined operating margins
                                                           Six months ended            Quarters ended
                                                               June 30                    June 30
                                                        ----------------------------------------------
                                                          2001        2000           2001        2000
------------------------------------------------------------------------------------------------------
Dollars in millions
------------------------------------------------------------------------------------------------------
Company-operated                                      $  745.3    $  831.5       $  386.0    $  428.2
------------------------------------------------------------------------------------------------------
Franchised                                             1,471.2     1,493.3          771.0       783.6
------------------------------------------------------------------------------------------------------
   Combined operating margins                         $2,216.5    $2,324.8       $1,157.0    $1,211.8
------------------------------------------------------------------------------------------------------
Percent of sales/revenues
------------------------------------------------------------------------------------------------------
Company-operated                                          15.2%       17.0%          15.4%       17.3%
------------------------------------------------------------------------------------------------------
Franchised                                                78.8        79.4           79.6        80.1
------------------------------------------------------------------------------------------------------

     In constant currencies, combined operating margin dollars decreased by $25.4 million for the six months and $12.4 million for the quarter; a 1% decline for both periods. The U.S. and Europe segments accounted for over 80% of the combined margin dollars in both periods.

     As a percent of sales, consolidated Company-operated margins decreased for the six months and quarter. Food & paper costs, payroll costs and occupancy & other operating expenses all increased as a percent of sales for both periods.

     In the U.S., Company-operated margins decreased as a percent of sales for both periods. As a percent of sales, food & paper costs decreased while payroll costs increased for both periods. Occupancy & other operating expenses were flat for the six months and increased for the quarter.

     In each of the remaining segments, Company-operated margins decreased as a percent of sales for both periods. In Europe and Latin America, the decline was primarily due to negative comparable sales and higher food costs. In addition, Europe experienced higher labor costs. Asia/Pacific's Company-operated margin percent decreased primarily due to negative comparable sales and higher labor costs for the six months and higher food & paper costs and occupancy & other operating expenses for the quarter.

     Franchised margins as a percent of applicable revenues in the U.S., Europe and Latin America decreased for the six months and quarter, partly due to negative comparable sales for both periods. In addition, the decreases in Europe for the six months and Latin America for both periods were partly due to temporary rent assistance provided to franchisees in certain markets. The franchised margin percent in Asia/Pacific increased for both periods primarily due to an increase in the royalty percent received from our Japanese affiliate.

     Franchised margins as a percent of revenues in all segments were also negatively impacted by higher occupancy costs as a result of our strategy to lease more sites. By leasing a higher proportion of new sites, we have reduced initial capital requirements. However, as anticipated, this practice reduces franchised margins because the financing costs implicit in the lease are included in occupancy expense, whereas for owned sites, financing costs are reflected in interest expense.

Selling, General & Administrative Expenses

    Selling, general & administrative expenses increased 5% for the six months and quarter. The increases were primarily due to the acquisition of Boston Market and increased spending on future store technology improvements, partly offset by weaker foreign currencies. Excluding Partner Brands, selling, general & administrative expenses increased 2% for the six months and 3% for the quarter.

Other Operating Income, net

    Equity in earnings of unconsolidated affiliates decreased for both periods, primarily due to the increase in Japan's royalty expense and a weaker Japanese Yen and, for the six months, weaker results in Japan. Although the increase in royalty expense reduced McDonald's equity in earnings for Japan, it was more than offset by the royalty benefit McDonald's received in franchised revenues. Other expense for the second quarter included a $24 million asset impairment charge in Turkey due to our assessment of the ongoing impact of significant currency devaluation on our business. For the six months, other expense also included the write-off of certain technology costs and a gain on the sale of real estate in Singapore.

------------------------------------------------------------------------------------------
Other operating income, net
                                                 Six months ended        Quarters ended
                                                     June 30                June 30
------------------------------------------------------------------------------------------
Dollars in millions                                2001       2000       2001       2000
------------------------------------------------------------------------------------------
Gains on sales of restaurant businesses          $ 46.3     $ 37.9     $ 31.0     $ 22.3
------------------------------------------------------------------------------------------
Equity in earnings of unconsolidated
 affiliates                                        37.1       59.9       25.2       33.5
------------------------------------------------------------------------------------------
Other expense                                     (42.7)     (17.8)     (37.1)      (5.1)
------------------------------------------------------------------------------------------
  Total                                          $ 40.7     $ 80.0     $ 19.1     $ 50.7
------------------------------------------------------------------------------------------

Operating Income

    Consolidated operating income decreased $113.3 million, or 7%, for the six months and $70.2 million, or 8%, for the quarter, in constant currencies. The decreases for both periods were due to lower combined operating margin dollars, lower other operating income and higher selling, general & administrative expenses, partly due to the acquisition of Boston Market.

----------------------------------------------------------------------------------------------------------------
Operating income**
                                                                                              Percent
Dollars in millions                                                                     Increase/(Decrease)
----------------------------------------------------------------------------------------------------------------
                                                                                          As          Constant
Six months ended June 30                            2001              2000          Reported         Currency*
----------------------------------------------------------------------------------------------------------------
U.S.                                            $  878.2          $  870.6                 1               n/a
----------------------------------------------------------------------------------------------------------------
Europe                                             487.0             573.5               (15)               (9)
----------------------------------------------------------------------------------------------------------------
Asia/Pacific                                       214.4             227.6                (6)                5
----------------------------------------------------------------------------------------------------------------
Latin America                                       36.5              56.1               (35)              (32)
----------------------------------------------------------------------------------------------------------------
Other***                                             7.4              48.8               n/m               n/m
----------------------------------------------------------------------------------------------------------------
Corporate                                         (155.8)           (131.7)              (18)              n/a
----------------------------------------------------------------------------------------------------------------
   Total operating income                       $1,467.7          $1,644.9               (11)               (7)
----------------------------------------------------------------------------------------------------------------
Quarters ended June 30
----------------------------------------------------------------------------------------------------------------
U.S.                                            $  475.5          $  481.9                (1)              n/a
----------------------------------------------------------------------------------------------------------------
Europe                                             264.2             297.1               (11)               (5)
----------------------------------------------------------------------------------------------------------------
Asia/Pacific                                        98.9             109.4               (10)                2
----------------------------------------------------------------------------------------------------------------
Latin America                                       14.2              24.4               (42)              (37)
----------------------------------------------------------------------------------------------------------------
Other***                                            (4.3)             28.0               n/m               n/m
----------------------------------------------------------------------------------------------------------------
Corporate                                          (76.0)            (64.5)              (18)              n/a
----------------------------------------------------------------------------------------------------------------
   Total operating income                       $  772.5          $  876.3               (12)               (8)
----------------------------------------------------------------------------------------------------------------

  * Excluding the effect of foreign currency translation on reported results. ** Segment operating income has been restated for 2000 to break out corporate expenses from the other operating segments.
*** Includes operating losses for Partner Brands in 2001 of $27.4 million for the six months and $12.5 million for the quarter. In 2000, operating losses for Partner Brands were $17.9 million for the six months and $8.8 million for the quarter.
n/a Not applicable.
n/m Not meaningful.

     U.S. operating income increased $7.6 million, or 1%, for the six months, while decreasing $6.4 million, or 1%, for the quarter. The increase for the six months was due to higher combined operating margin dollars and other operating income, partly offset by higher selling, general & administrative expenses. The decrease for the quarter was mainly due to lower combined operating margin dollars and higher selling, general & administrative expenses, partly offset by higher other operating income.

     Europe's operating income decreased 9% for the six months and 5% for the quarter in constant currencies. Driving this segment's improved performance over the first quarter was significant improvement in France's results, as well as strong results in the Netherlands and Russia. However, operating income continued to be negatively affected by the decline in consumer confidence regarding the safety of the European beef supply in certain markets.

     Operating income in Asia/Pacific increased 5% for the six months and 2% for the quarter in constant currencies. In both periods, this segment benefited from a strong performance in China and an increase in the royalty percent received from Japan. In addition, a gain on the sale of real estate in Singapore contributed significantly to the increase for the six months.

     Latin America's operating income decreased 32% for the six months and 37% for the quarter in constant currencies. Both periods were negatively impacted by the continuing difficult economic conditions experienced by most markets in the region.

     In the Other segment, the results for both periods were impacted by the asset impairment charge in Turkey, driven by the recent currency devaluation.

INTEREST, NONOPERATING EXPENSE AND INCOME TAXES

For both periods, higher interest expense was primarily due to higher average debt levels, partly offset by lower average interest rates and weaker foreign currencies. The higher average debt levels were a result of the Company using its available credit capacity to repurchase shares of its common stock.

     Nonoperating (income) expense for the six months included lower foreign currency translation losses, while the quarter included lower foreign currency translation gains. In addition, nonoperating expense included the first quarter write-off of a financing receivable from a Latin American supplier and minority interest expense related to the sale of real estate in Singapore. Also, second quarter 2000 included a gain related to the sale of a partial ownership interest in a majority-owned subsidiary outside the U.S.

     The effective income tax rate was 32.3% and 32.6% for the six months and quarter 2001, respectively. The 2000 effective tax rate was 32.0% for both periods. The increase in the income tax rate in 2001 was primarily the result of the Turkey asset impairment charge, which could not be tax-effected for financial reporting purposes.

WEIGHTED AVERAGE SHARES

Weighted average shares outstanding for the six months and quarter were lower compared with the prior year due to shares repurchased. In addition, outstanding stock options had a less dilutive effect than in the prior year. During the first six months of 2001, the Company repurchased 24.4 million shares of its common stock for approximately $738 million.

FORWARD-LOOKING STATEMENTS

Certain forward-looking statements are included in this release. They use such words as "may," "will," "expect," "believe," "plan" and other similar terminology. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this release. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements: the effectiveness of operating initiatives and advertising and promotional efforts, the effects of the Euro conversion, as well as changes in: global and local business and economic conditions; currency exchange and interest rates; food, labor and other operating costs; political or economic instability in local markets; competition; consumer preferences, spending patterns and demographic trends; legislation and governmental regulation; and accounting policies and practices. The foregoing list of important factors is not exclusive.

     The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

RELATED COMMUNICATIONS

In conjunction with its second quarter earnings release, McDonald's Corporation will broadcast its conference call with members of management live over the Internet on Tuesday, July 24, 2001 at 10:00 a.m. Central Time. Interested parties are invited to listen by logging on to http://www.mcdonalds.com/corporate/investor and clicking "Latest Investor
-------------------------------------------
Webcasts".

McDonald's Corporation will also make additional sales information available by voicemail. Please call 630-623-7253 to obtain comparable sales information by segment for the six months and quarter.

                            McDONALD'S CORPORATION
                  CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per common share data
---------------------------------------------------------------------
                                                            Inc/(Dec)
Six months ended June 30,          2001         2000          $     %
---------------------------------------------------------------------
SYSTEMWIDE SALES              $19,888.5    $19,744.3      144.2     1
Revenues
Sales by Company-operated
 restaurants                    5,352.4      5,021.9      330.5     7
Revenues from franchised
 and affiliated restaurants     1,866.8      1,882.5      (15.7)   (1)

TOTAL REVENUES                  7,219.2      6,904.4      314.8     5

Operating costs and expenses
Company-operated
 restaurants                    4,585.0      4,180.1      404.9    10
Franchised restaurants
 --occupancy costs                394.8        388.4        6.4     2
Selling, general &
 administrative expenses          812.4        771.0       41.4     5
Other operating
 income, net                      (40.7)       (80.0)      39.3    49
Total operating costs
 and expenses                   5,751.5      5,259.5      492.0     9

OPERATING INCOME                1,467.7      1,644.9     (177.2)  (11)

Interest expense                  238.0        206.6       31.4    15

Nonoperating (income)
 expense, net                      20.0          2.6       17.4   n/m

Income before provision
 for income taxes               1,209.7      1,435.7     (226.0)  (16)

Provision for
 income taxes                     390.5        458.9      (68.4)  (15)

NET INCOME                    $   819.2    $   976.8     (157.6)  (16)

NET INCOME PER
 COMMON SHARE                 $    0.63    $    0.73      (0.10)  (14)

NET INCOME PER
 COMMON SHARE-DILUTED         $    0.62    $    0.71      (0.09)  (13)

Weighted average
 common shares outstanding      1,295.2      1,335.3

Weighted average
 common shares outstanding
 -diluted                       1,317.9      1,374.2

n/m   Not meaningful

                            McDONALD'S CORPORATION
                  CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per common share data
--------------------------------------------------------------------
                                                           Inc/(Dec)
Quarters ended June 30,            2001         2000         $     %
--------------------------------------------------------------------
SYSTEMWIDE SALES              $10,238.8    $10,237.6       1.2     -
Revenues
Sales by Company-operated
 restaurants                    2,738.2      2,582.0     156.2     6
Revenues from franchised
 and affiliated restaurants       969.3        978.6      (9.3)   (1)

TOTAL REVENUES                  3,707.5      3,560.6     146.9     4

Operating costs and expenses
Company-operated
 restaurants                    2,341.6      2,147.0     194.6     9
Franchised restaurants
 --occupancy costs                197.9        194.6       3.3     2
Selling, general &
 administrative expenses          414.6        393.4      21.2     5
Other operating
 income, net                      (19.1)       (50.7)     31.6   n/m
Total operating costs
 and expenses                   2,935.0      2,684.3     250.7     9

OPERATING INCOME                  772.5        876.3    (103.8)  (12)

Interest expense                  117.1        106.2      10.9    10

Nonoperating (income)
 expense, net                       1.7         (2.9)      4.6   n/m

Income before provision
 for income taxes                 653.7        773.0    (119.3)  (15)

Provision for
 income taxes                     212.8        247.1     (34.3)  (14)

NET INCOME                     $  440.9     $  525.9     (85.0)  (16)

NET INCOME PER
 COMMON SHARE                  $   0.34     $   0.40     (0.06)  (15)

NET INCOME PER
 COMMON SHARE-DILUTED          $   0.34     $   0.39     (0.05)  (13)

Weighted average
 common shares outstanding      1,289.7      1,327.1

Weighted average
 common shares outstanding
 -diluted                       1,311.1      1,365.5

n/m   Not meaningful

                    McDONALD'S CORPORATION SYSTEMWIDE SALES

Dollars in millions
------------------------------------------------------------------------
                                                       % Inc/(Dec)
                                                         As     Constant
Six months ended June 30,       2001        2000   Reported    Currency*
------------------------------------------------------------------------
US
Operated by franchisees    $ 7,740.7   $ 7,597.0          2
Operated by the Company      1,562.7     1,500.2          4
Operated by affiliates         561.7       600.3         (6)
                             9,865.1     9,697.5          2          n/a

Europe
Operated by franchisees      2,467.1     2,547.4         (3)
Operated by the Company      1,768.7     1,850.4         (4)
Operated by affiliates         213.6       234.7         (9)
                             4,449.4     4,632.5         (4)           3

Asia/Pacific
Operated by franchisees        828.0       907.3         (9)
Operated by the Company        884.2       895.6         (1)
Operated by affiliates       1,610.5     1,679.0         (4)
                             3,322.7     3,481.9         (5)           6

Latin America
Operated by franchisees        456.8       449.1          2
Operated by the Company        420.3       358.5         17
Operated by affiliates           9.9        56.0        n/m
                               887.0       863.6          3           10

Other**
Operated by franchisees        628.2       629.1          -
Operated by the Company        716.5       417.2        n/m
Operated by affiliates          19.6        22.5        (13)
                             1,364.3     1,068.8         28           32

Systemwide
Operated by franchisees     12,120.8    12,129.9          -
Operated by the Company      5,352.4     5,021.9          7
Operated by affiliates       2,415.3     2,592.5         (7)
                           $19,888.5   $19,744.3          1            5

  * Excluding the effect of foreign currency translation on reported results.

 ** The Other segment includes $467.7 million of sales in 2001 and $159.2 million in 2000 related to Partner Brands.

n/a Not applicable

n/m Not meaningful

                    McDONALD'S CORPORATION SYSTEMWIDE SALES

Dollars in millions
------------------------------------------------------------------------
                                                       % Inc/(Dec)
                                                         As     Constant
Quarters ended June 30,         2001        2000   Reported    Currency*
------------------------------------------------------------------------
US
Operated by franchisees    $ 4,074.3   $ 4,071.0          -
Operated by the Company        816.9       798.3          2
Operated by affiliates         297.4       323.2         (8)
                             5,188.6     5,192.5          -          n/a

Europe
Operated by franchisees      1,255.8     1,278.1         (2)
Operated by the Company        908.2       932.9         (3)
Operated by affiliates         107.2       115.8         (7)
                             2,271.2     2,326.8         (2)           4

Asia/Pacific
Operated by franchisees        410.6       442.0         (7)
Operated by the Company        436.4       424.4          3
Operated by affiliates         788.2       829.9         (5)
                             1,635.2     1,696.3         (4)           9

Latin America
Operated by franchisees        224.6       224.5          -
Operated by the Company        205.4       179.7         14
Operated by affiliates           1.7        25.3        n/m
                               431.7       429.5          1           10

Other**
Operated by franchisees        330.7       335.6         (1)
Operated by the Company        371.3       246.7        n/m
Operated by affiliates          10.1        10.2         (1)
                               712.1       592.5         20           24

Systemwide
Operated by franchisees      6,296.0     6,351.2         (1)
Operated by the Company      2,738.2     2,582.0          6
Operated by affiliates       1,204.6     1,304.4         (8)
                           $10,238.8   $10,237.6          -            4


 *  Excluding the effect of foreign currency translation on reported results.

** The Other segment includes $242.1 million of sales in 2001 and $111.8 million in 2000 related to Partner Brands.

n/a Not applicable

n/m Not meaningful

                     McDONALD'S CORPORATION TOTAL REVENUES

Dollars in millions
----------------------------------------------------------------------
                                                     % Inc/(Dec)
                                                       As     Constant
Six months ended June 30,      2001        2000  Reported    Currency*
----------------------------------------------------------------------
  U.S.                     $2,670.0    $2,589.6         3          n/a
  Europe                    2,250.6     2,361.0        (5)           2
  Asia/Pacific              1,007.4     1,003.1         -            9
  Latin America               497.8       454.7         9           18
  Other**                     793.4       496.0       n/m          n/m
                           $7,219.2    $6,904.4         5            9


----------------------------------------------------------------------
                                                     % Inc/(Dec)
                                                       As     Constant
Quarters ended June 30,        2001        2000  Reported    Currency*
----------------------------------------------------------------------
  U.S.                     $1,399.6    $1,380.0         1          n/a
  Europe                    1,155.7     1,190.0        (3)           4
  Asia/Pacific                497.2       476.5         4           14
  Latin America               243.2       225.8         8           18
  Other**                     411.8       288.3        43           46
                           $3,707.5    $3,560.6         4            8


 *  Excluding the effect of foreign currency translation on reported results.

** The Other segment for the six months includes $448.5 million of revenue in 2001 and $138.5 million in 2000 related to Partner Brands. For the quarter, the Other segment includes $232.4 million of revenue in 2001 and $101.2 million in 2000 related to Partner Brands.

n/a Not applicable

n/m Not meaningful

                   McDONALD'S CORPORATION OPERATING MARGINS

OPERATING MARGINS - McDONALD'S RESTAURANT BUSINESS**
------------------------------------------------------------------------
                                                          % Inc/(Dec)
Six months ended     Percent            Amount           As     Constant
 June 30,         2001    2000      2001      2000 Reported    Currency*
------------------------------------------------------------------------
Company-operated
U.S.              16.4    17.1  $  256.5  $  257.1        -          n/a
Europe            15.6    18.1     276.8     335.0      (17)         (12)
Asia/Pacific      14.4    17.1     127.0     153.4      (17)         (10)
Latin America     11.6    12.7      48.8      45.6        7           13
Other             13.5    14.5      36.2      40.4      (10)          (6)
  Total           15.2    17.0  $  745.3  $  831.5      (10)          (6)

Franchised
U.S.              79.9    80.3  $  884.2  $  875.1        1          n/a
Europe            76.4    77.8     368.0     397.1       (7)          (1)
Asia/Pacific      85.9    82.4     105.8      88.6       19           36
Latin America     68.6    74.5      53.2      71.7      (26)         (21)
Other             78.8    78.0      60.0      60.8       (1)           3
  Total           78.8    79.4  $1,471.2  $1,493.3       (1)           2

------------------------------------------------------------------------
                                                          % Inc/(Dec)
Quarters ended       Percent            Amount           As     Constant
 June 30,         2001    2000      2001      2000 Reported    Currency*
------------------------------------------------------------------------
Company-operated
U.S.              16.5    17.5  $  134.7  $  139.5       (3)         n/a
Europe            16.5    18.6     150.1     173.9      (14)          (8)
Asia/Pacific      13.8    16.3      60.3      69.2      (13)          (5)
Latin America     10.5    12.9      21.5      23.1       (7)           -
Other             13.9    15.4      19.4      22.5      (14)         (10)
  Total           15.4    17.3  $  386.0  $  428.2      (10)          (6)

Franchised
U.S.              80.6    81.4  $  469.6  $  473.4       (1)         n/a
Europe            77.3    78.2     191.2     201.1       (5)           2
Asia/Pacific      85.5    82.1      52.0      42.8       21           39
Latin America     68.8    73.3      26.0      33.8      (23)         (17)
Other             80.3    78.9      32.2      32.5       (1)           3
  Total           79.6    80.1  $  771.0  $  783.6       (2)           2

  * Excluding the effect of foreign currency translation on reported results.

 ** Operating margin information relates to McDonald's restaurant business and excludes Partner Brands.

n/a Not applicable

                 McDONALD'S CORPORATION FINANCIAL INFORMATION


COMPANY-OPERATED MARGINS AS A PERCENT OF SALES -
McDONALD'S RESTAURANT BUSINESS*
-------------------------------------------------------------------------
                         Six months ended              Quarters ended
                             June 30                      June 30
                          2001      2000              2001       2000
-------------------------------------------------------------------------
Food & paper              34.2      34.0              34.2       33.8
Payroll & employee
  benefits                26.2      25.4              26.2       25.4
Occupancy & other
  operating expenses      24.4      23.6              24.2       23.5
     Total expenses       84.8      83.0              84.6       82.7
Company-operated margins  15.2      17.0              15.4       17.3

* Operating margin information relates to McDonald's restaurant business and excludes Partner Brands.

                 McDONALD'S CORPORATION RESTAURANT INFORMATION

SYSTEMWIDE RESTAURANTS
-----------------------------------------------------------------------
At June 30,                            2001       2000**      Inc/(Dec)
-----------------------------------------------------------------------
  U.S.*                              12,879     12,658             221
  Europe
    Germany                           1,103      1,044              59
    England                             976        901              75
    France                              872        812              60
    Italy                               308        257              51
    Spain                               289        238              51
    Sweden                              233        213              20
    Netherlands                         207        204               3
    Poland                              185        168              17
    Other                             1,422      1,295             127
    Total Europe                      5,595      5,132             463
  Asia/Pacific
    Japan*                            3,680      3,347             333
    Australia                           704        684              20
    China                               368        272              96
    Taiwan                              341        327              14
    South Korea                         273        200              73
    Philippines                         243        228              15
    Hong Kong                           182        169              13
    Other                               669        603              66
    Total Asia/Pacific                6,460      5,830             630
  Latin America
    Brazil                              566        495              71
    Argentina                           216        198              18
    Mexico                              213        183              30
    Other                               579        510              69
    Total Latin America               1,574      1,386             188
  Other
    Canada*                           1,168      1,126              42
    Other McDonald's                    527        460              67
    Partner Brands***                 1,047        910             137
    Total Other                       2,742      2,496             246
Systemwide restaurants               29,250     27,502           1,748

Countries                               120        119               1

  * Includes satellites at June 30, 2001: U.S. 983; Japan 1,705;
    Canada 283.  At June 30, 2000: U.S. 1,017; Japan 1,386;
    Canada 268.

 ** Adjusted to exclude 544 (503 in Brazil) dessert-only kiosks from the June
    30, 2000 restaurant counts.

*** Restaurants at June 30, 2001: Aroma Cafe 42; Boston Market 691; Chipotle
    Mexican Grill 137; Donatos Pizza 177. At June 30, 2000: Aroma Cafe 38; Boston Market 653; Chipotle Mexican Grill 71; Donatos Pizza 148.

                 McDONALD'S CORPORATION RESTAURANT INFORMATION

RESTAURANT ADDITIONS
-----------------------------------------------------------------------
                          Six months ended             Quarters ended
                              June 30                      June 30
                          2001      2000*              2001     2000**
-----------------------------------------------------------------------
  U.S.                      75        29                 68       34
  Europe                   135       189                 85      121
  Asia/Pacific             200       176                136      126
  Latin America             64        87                 26       63
  Other McDonald's          30        18                 17       23
  Partner Brands            39       694***              13      673***
   Systemwide additions    543     1,193                345    1,040

  * Adjusted by 47 in 2000 to exclude dessert-only kiosks.

 ** Adjusted by 10 in 2000 to exclude dessert-only kiosks.

*** Primarily relates to the acquisition of Boston Market in second quarter
    2000.

SYSTEMWIDE RESTAURANTS
-----------------------------------------------------------------------
At June 30,                             2001         2000*    Inc/(Dec)
-----------------------------------------------------------------------
US
Operated by franchisees               10,261       10,028          233
Operated by the Company                1,872        1,813           59
Operated by affiliates                   746          817          (71)
                                      12,879       12,658          221
Europe
Operated by franchisees                3,173        2,871          302
Operated by the Company                2,196        2,040          156
Operated by affiliates                   226          221            5
                                       5,595        5,132          463
Asia/Pacific
Operated by franchisees                1,741        1,563          178
Operated by the Company                1,574        1,343          231
Operated by affiliates                 3,145        2,924          221
                                       6,460        5,830          630
Latin America
Operated by franchisees                  732          703           29
Operated by the Company                  800          581          219
Operated by affiliates                    42          102          (60)
                                       1,574        1,386          188
Other
Operated by franchisees                1,143        1,117           26
Operated by the Company                1,481        1,293          188
Operated by affiliates                   118           86           32
                                       2,742        2,496          246
Systemwide
Operated by franchisees               17,050       16,282          768
Operated by the Company                7,923        7,070          853
Operated by affiliates                 4,277        4,150          127
                                      29,250       27,502        1,748

* Adjusted by 544 in 2000 to exclude dessert-only kiosks.
                                 #

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Doc. #140491